Exhibit 99.1

Sonic Foundry Announces Fiscal Third Quarter 2023 Financial Results

MADISON, Wis. – August 10, 2023 - Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader in video creation and management solutions, and virtual and hybrid events, today announced consolidated financial results for its 2023 fiscal third quarter ended June 30, 2023.

Highlights for the Third Quarter Ended June 30, 2023:

•	Total revenue was $5.8 million compared to $6.5 million in the prior-year quarter primarily reflecting customers shifting from hardware devices to other means of video capture.
•	Gross margin was 57% of revenue versus 71% of revenue in the prior year quarter, primarily due to short-term transition costs as we near completion of the migration from our hosting infrastructure to the public cloud as well as other non-recurring costs associated with scrap material related to our hardware devices.
•	Net loss was $7.9 million, or $0.65 per share, compared to a net loss of $1.5 million, or $0.14 per share, in the third fiscal quarter of 2022. The current period net loss included a non-cash and non-recurring impairment charge of approximately $3.8 million to the carrying value of software development. The quarter ended June 30, 2022, included capitalization of approximately $700 thousand of software development while no amounts were capitalized in the current quarter.
•	Adjusted EBITDA was a negative $2.9 million compared to negative $1.3 million in the fiscal third quarter of 2022.

Year-to-Date Financial Highlights:

•	Revenue of $16.5 million compared to $21.0million in the same period of 2022, a $4.4 million decrease.
•	Gross margin was 58% of revenue versus 71% of revenue in the prior year quarter, primarily due to short-term transition costs related to our move to a public cloud environment with the remainder to support more resources for events delivery.
•	Net loss of $15.6 million, or $1.31 per share, compared to a net loss of $4.4 million or $0.46 per share, in the same period of 2022.
•	Adjusted EBITDA was a negative $7.9 million compared to negative $3.1 million, for the comparable period of 2022.

Management Commentary:

“Our results for the third quarter of 2023 are consistent with expectations as we continue to focus on our long-term strategy of transforming Sonic Foundry into a high-growth enterprise. When I came onboard, we recognized that our traditional Mediasite business faced growth limitations in the absence of major market consolidation initiatives. Accordingly, we began looking at new ways to make this core business dynamically relevant to the evolving demand for video management technology.  To that end, we developed and launched Vidable®, a next-gen solution that applies AI and machine learning to transform and monetize video content, and Global Learning Exchange™, a revolutionary model for delivering high-quality online learning programs on a global scale. Over the past several quarters, our team has successfully forged strong foundations for each of these new ventures,” said Sonic Foundry CEO Joe Mozden, Jr.

“During this ongoing transformative phase, a number of factors have impacted our quarterly financial results. These factors include ancillary effects of our strategic shift from a hardware-centric business to a SAAS-oriented model, investments to modernize our cloud infrastructure, and accelerated depreciation of assets in our former data center. While these factors have temporarily impacted our recent earnings, they align with our long-term strategy for growth and value creation, and we remain confident that our expansion into new markets will yield positive results in upcoming quarters.

Encouragingly, our Mediasite business shows promising trends, with a significant increase in customers transitioning to multi-year contracts. This shift increases the total value of contracts, contributes to a growing stream of recurring revenue, and underscores our customers’ ongoing commitment to Mediasite as a core element of their video strategy.

We are seeing strong customer demand and enthusiasm for Vidable, and we have already sold over 750,000 hours of video transformation, which translates to a 320% increase in Vidable sales quarter-over-quarter.  While we are pleased with the progress that we’ve made, we are eager to accelerate the development and rollout of our Vidable offerings and we have adjusted our go-to-market strategy and brought in new talent to support that goal.

As we announced in June, our Vidable and Video Solutions businesses have combined resources and are currently in the process of rolling out a new slate of event-oriented video services in partnership with one of the world’s leading event technology providers. The logic behind this strategy is simple: the active, hands-on nature of our relationship with Video Solutions customers offers a controlled environment to deploy several of Vidable’s capabilities that are fully operational, but still a few months away from independent general availability. “

Mozden continued, “Our Global Learning Exchange™ (GLX) business is expanding rapidly. In August, we launched three new Hub facilities —two in Nigeria and another in South Africa – that will anchor our presence in Africa, where we are attracting attention and support from both educators and governments.  The launch of our Hub in the Bahamas in 2022 produced many valuable insights and gave us a deeper understanding of the key barriers to participation that face prospective students in other markets, principally those related to entry qualifications and affordability. Accordingly, we have established partnerships with several new learning providers that will enable us to shape our offerings for greater affordability and a more streamlined set of admissions standards. I believe these actions will position us to scale the GLX business as we begin to leverage the massive untapped demand for affordable higher education in Africa.”

“In conclusion, we remain confident in the strategy we laid out two years ago and our team continues to achieve milestones in alignment with that strategy. Right now, we are heads’ down on execution to produce the results that we know our stakeholders are expecting. While this transformation period has been a bumpier ride than we had hoped, we see several encouraging signs that we have a long runway ahead of us. While it is not easy being an innovator and disrupter, we have a fully dedicated and talented team, who are firing on all cylinders and making real progress, and we expect that observers will begin to see that progress reflected in our financial performance over the next several quarters.”

Fiscal Third Quarter 2023 Operating Results:

Service revenue, which included support, cloud services, events, and professional services, was $4.2 million for the fiscal third quarter ended June 30, 2023, compared to the prior-year-quarter service revenue of $4.2 million. Product revenue was $1.5 million compared to $2.2 million during the same period last year. Cloud services revenue, which also included event-related cloud services was $1.7 million in the fiscal third quarter of 2023 compared to $1.7 million in the same quarter last year. Event revenue in the fiscal third quarter of 2023 was $850 thousand, compared with $1.1 million reported in the comparable period. Gross margin was $3.3 million for the third quarter of fiscal 2023, compared with $4.6 million in the same period of the prior fiscal year.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense, severance, and impairment on capitalized software development costs from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income to adjusted EBITDA for the year to date and third quarter ended June 30, 2023, and 2022 are included in the release.

About Sonic Foundry®, Inc.

Founded in 1991 and headquartered in Madison, Wis., Sonic Foundry (NASDAQ: SOFO) is dedicated to transforming how the world works and learns through innovative and scalable technology solutions. We help customers maximize the value of their video initiatives and infrastructure while leveraging our expertise and global footprint to help unlock a smarter, more connected world for learners, workers, and entrepreneurs everywhere. Sonic Foundry’s family of brands includes Mediasite®, Video Solutions, Vidable™ and Global Learning Exchange™ which are trusted by thousands of educational institutions, corporations, and health care organizations in dozens of countries around the world. For more information on how Sonic Foundry’s solutions can empower you and your organization to seize today’s opportunities as well as those of the future, visit www.sonicfoundry.com.

© 2023 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains estimates, projections, statements relating to our business plans, objectives, expected operating results and other statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results, prospects for growth and profitability of new product initiatives, and any statements we make about the company’s future. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this report. These statements are inherently subject to known and unknown risks and uncertainties. There may be events in the future that we are not able to accurately predict, or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results to differ materially from those currently anticipated include the following:

●	Uncertainties relating to our ability to successfully implement our evolving business strategy in new lines of business;
●	The impact of competition, customer adoption of our products and services, and the importance of video;
●	Our capital needs, ability to raise capital in the future and ability to meet debt covenants;
●	The impact of global economic conditions, currency exchange rates, supply chain and other geopolitical developments on our business;
●	The effect of competition in the markets for our products;
●	Our financial condition and liquidity;
●	The occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems and the efforts to transition our leased data centers to the public cloud;
●	Potential long-lived asset impairments; and
●	Uncertainty over our ability to successfully implement management's plan to improve liquidity.

Any forward-looking statements should be considered in context of the risks and other factors described above and disclosed in our periodic reports on Form 10-Q and Form 10-K, including the "Risk Factors" sections in such filings, and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Contacts

Investors and Media:

Eamon Doyle, Sonic Foundry

media@sonicfoundry.com

608-310-5891

Sonic Foundry, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	June 30,	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$2,142	$3,299
Accounts receivable, net of allowances of $332 & $53	5,062	4,923
Inventories	2,526	1,462
Investment in sales-type lease, current	250	281
Capitalized commissions, current	321	224
Prepaid expenses and other current assets	1,403	945
Total current assets	11,704	11,134
Property and equipment:
Leasehold improvements	1,369	1,460
Computer equipment	5,960	9,274
Furniture and fixtures	1,434	1,405
Total property and equipment	8,763	12,139
Less accumulated depreciation and amortization	6,651	8,705
Property and equipment, net	2,112	3,434
Other assets:
Software development costs, net of accumulated amortization and impairment	142	2,445
Investment in sales-type lease, long-term	95	221
Capitalized commissions, long-term	57	42
Right-of-use assets under operating leases	1,887	2,053
Deferred tax asset	—	275
Hardware receivable, long-term	265	—
Other long-term assets	281	296
Total assets	$16,543	$19,900
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,938	$1,904
Accrued liabilities	1,333	1,521
Current portion of unearned revenue	8,717	8,599
Current portion of finance lease obligations	9	10
Current portion of operating lease obligations	1,168	1,147
Current portion of notes payable and warrant debt, net of discounts	307	565
Current portion of notes payable due to related parties	3,704	—
Total current liabilities	17,176	13,746
Long-term portion of unearned revenue	1,547	1,140
Long-term portion of finance lease obligations	8	15
Long-term portion of operating lease obligations	798	975
Long-term portion of notes payable and warrant debt, net of discounts	605	356
Long-term portion of notes payable due to related parties	6,378	—
Other liabilities	92	90
Total liabilities	26,604	16,322
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; none issued	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 25,000,000 shares; 12,136,229 and 10,905,649 shares issued, respectively and 12,123,513 and 10,892,933 shares outstanding, respectively	121	109
Additional paid-in capital	220,047	218,145
Accumulated deficit	(229,157)	(213,525)
Accumulated other comprehensive loss	(903)	(982)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity (deficit)	(10,061)	3,578
Total liabilities and stockholders’ equity (deficit)	$16,543	$19,900

Sonic Foundry, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Product and other	$1,549	$2,238	$4,034	$6,409
Services	4,233	$4,227	12,500	$14,552
Total revenue	5,782	6,465	16,534	20,961
Cost of revenue:
Product and other	875	657	1,984	2,266
Services	1,600	1,250	4,923	3,825
Total cost of revenue	2,475	1,907	6,907	6,091
Gross margin	3,307	4,558	9,627	14,870
Operating expenses:
Selling and marketing	2,612	2,865	8,203	9,189
General and administrative	1,105	1,439	3,743	4,505
Product development	3,058	1,924	8,223	5,616
Impairment of capitalized software development	3,769	—	3,769	$—
Total operating expenses	10,544	6,228	23,938	19,310
Loss from operations	(7,237)	(1,670)	(14,311)	(4,440)
Non-operating income (expenses):
Interest expense, net	(493)	(9)	(1,133)	(22)
Other income (expense), net	(155)	(161)	41	(189)
Total non-operating income (expense)	(648)	(170)	(1,092)	(211)
Loss before income taxes	(7,885)	(1,840)	(15,403)	(4,651)
Income tax benefit (expense)	20	337	(229)	284
Net loss	$(7,865)	$(1,503)	$(15,632)	$(4,367)
Loss per common share
– basic	$(0.65)	$(0.14)	$(1.31)	$(0.46)
– diluted	$(0.65)	$(0.14)	$(1.31)	$(0.46)
Weighted average common shares
– basic	12,121,460	10,528,156	11,891,008	9,573,231
– diluted	12,121,460	10,528,156	11,891,008	9,573,231

Sonic Foundry, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	June 30,
	2023	2022
Operating activities
Net (loss)	$(15,632)	$(4,367)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization of software development costs	28	—
Amortization of warrant debt, debt discount and debt issuance costs	458	23
Depreciation and amortization of property and equipment	1,633	861
Impairment of capitalized software development	3,769	—
Deferred income taxes	290	(400)
Loss on sale of fixed assets	9	166
Provision for doubtful accounts	(273)	(50)
Stock-based compensation expense related to stock options	504	609
Stock issued for board of director fees	42	49
Remeasurement (gain) on derivative liability	—	(51)
Changes in operating assets and liabilities:
Accounts receivable	228	(177)
Inventories	(1,072)	(634)
Investment in sales-type lease	166	128
Capitalized commissions	(112)	75
Prepaid expenses and other current assets	(425)	(241)
Right-of-use assets under operating leases	133	124
Operating lease obligations	(124)	(100)
Hardware receivable, long-term	(265)	—
Other long-term assets	17	386
Accounts payable and accrued liabilities	(68)	410
Other long-term liabilities	2	91
Unearned revenue	463	(1,991)
Net cash used in operating activities	(10,229)	(5,089)
Investing activities
Purchases of property and equipment	(369)	(2,337)
Capitalization of software development costs	(1,494)	(1,681)
Net cash used in investing activities	(1,863)	(4,018)
Financing activities
Proceeds from notes payable	338	—
Proceeds from notes payable due to related parties	10,000	—
Payments on notes payable	(367)	—
Payment on debt issuance costs	(193)	—
Proceeds from issuance of common stock and warrants	1,203	3,948
Proceeds from exercise of common stock options	2	107
Payments on finance lease obligations	(9)	(62)
Net cash provided by financing activities	10,974	3,993
Changes in cash and cash equivalents due to changes in foreign currency	(39)	(434)
Net decrease in cash and cash equivalents	(1,157)	(5,548)
Cash and cash equivalents at beginning of year	3,299	9,989
Cash and cash equivalents at end of period	$2,142	$4,441
Supplemental cash flow information:

Interest paid	$625	$2
Income taxes paid, foreign	19	78
Non-cash financing and investing activities:
Equity warrant issued in conjunction with notes payable due to related parties	163	—
Property and equipment financed by finance lease or accounts payable	16	120

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(7,865)	$(1,503)	$(15,632)	$(4,367)
Add:
Depreciation and amortization	608	327	1,633	861
Income tax expense (benefit)	(20)	(337)	229	(284)
Interest expense	493	9	1,133	22
Stock-based compensation expense	70	200	504	609
Severance	2	54	475	73
Impairment of capitalized software development	3,769	-	3,769	-
Adjusted EBITDA	$(2,943)	$(1,250)	$(7,889)	$(3,086)